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                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                           ---------------------------

                                    FORM 8-K

                                 CURRENT REPORT
                              DATED AUGUST 5, 2003

                                       of

                                ARRIS GROUP, INC.

                             A Delaware Corporation
                   IRS Employer Identification No. 58-2588724
                            SEC File Number 001-16631



                             11450 TECHNOLOGY CIRCLE
                              DULUTH, GEORGIA 30097
                                 (678) 473-2000


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ITEM 5. OTHER ITEMS

      Mezzalingua Litigation. ARRIS is a party to three lawsuits brought by or against John Mezzalingua Associates, Inc. d/b/a PPC, including a suit initiated by Mezzalingua in July 2003 in the Federal Court for the Western District of Wisconsin.

      In the first lawsuit, John Mezzalingua Associates, Inc. d/b/a/ PPC v. Antec Corp., No. 3:01CV-482-J-25-HTS (M.D. Fla., Jacksonville Div., filed May 4,
2001), Mezzalingua alleged that ARRIS' Digicon product infringed on a design patent owned by Mezzalingua. Following a verdict in Mezzalingua's favor, Mezzalingua was awarded approximately $1.9 million in damages plus post-judgment interest. ARRIS stopped selling the allegedly infringing product and appealed the judgment. The appeal is pending.

      In the second lawsuit, Arris International, Inc. and Randall A. Holliday
v. John Mezzalingua Associates, Inc. d/b/a/ PPC, No. 01-WM-2061 (D. Colo. filed October 17, 2001), ARRIS and Mr. Holliday alleged that Mezzalingua's EX product infringes on two utility patents issued to Mr. Holliday and licensed to ARRIS. Mezzalingua counterclaimed on various grounds, including antitrust and unfair competition. Discovery has concluded on the primary claims and the parties have pending motions for summary judgment. A trial date has been set for April 2004.

      In the third lawsuit, Mezzalingua Associates, Inc. d/b/a PPC, Inc. v. Arris International, Inc., No. 03-C-0353-C (W.D. Wis. filed July 1, 2003), Mezzalingua alleged that certain of ARRIS' Digicon products infringe on a utility patent issued to Mezzalingua on May 6, 2003. The Court preliminarily enjoined ARRIS' further sale of the product, and ARRIS has requested a reconsideration with respect to the injunction. ARRIS stopped selling the allegedly infringing product.

      ARRIS intends to vigorously pursue all three lawsuits. However, ARRIS cannot provide any assurances as to the outcome of the litigation or that, if the outcome is unfavorable, the aggregate adverse results will not be material to ARRIS and its business.

      Metal Press Litigation. ARRIS is a defendant in a case entitled Metal Press S.A. de C.V. v. ARRIS International, Inc. f/k/a/ Antec Corporation, No. 1:01-CV-2435-CAP (N.D. Ga., Atlanta Div., filed September 13, 2001). In general, Metal Press alleges that ARRIS breached a requirements contract for certain products. Discovery is substantially complete, and ARRIS is in the process of preparing a motion for summary judgment. ARRIS does not believe that Metal Press' claims are meritorious and intends to vigorously contest them.
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                                   SIGNATURES

      Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                        ARRIS Group, Inc.


                                        By: /s/ Lawrence A. Margolis
                                            ------------------------------------
                                            Lawrence A. Margolis,
                                            Executive Vice President, Chief
                                            Financial Officer and Secretary

Dated: August 5, 2003